Exhibit 99.1

Envestnet Reports Second Quarter 2018 Financial Results

Chicago, IL — August 7, 2018 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for its quarter ended June 30, 2018.

	Three Months Ended			Six Months Ended
Key Financial Metrics	June 30,		%	June 30,		%
(in millions except per share data)	2018	2017	Change	2018	2017	Change
GAAP:
Total Revenues	$201.1	$167.4	20%	$399.1	$325.2	23%
Net income (loss)	(6.0)	(6.5)	(7%)	2.0	(19.6)	n/m
Net income (loss) per diluted share attributable to Envestnet, Inc.	$ (0.12)	$ (0.15)	(20%)	$ 0.05	$ (0.45)	n/m

Non-GAAP:
Adjusted EBITDA(1)	$34.8	$29.5	18%	$67.5	$55.4	22%
Adjusted Net Income(1)	19.3	13.1	47%	36.9	24.7	50%
Adjusted Net Income per Diluted Share(1)	$ 0.41	$ 0.29	41%	$ 0.78	$ 0.54	44%

n/m - Not meaningful

“Envestnet delivered solid results in the second quarter, with revenue, adjusted EBITDA and adjusted earnings per share exceeding our expectations,” said Jud Bergman, Chairman and CEO.

“We believe we are well positioned to create meaningful value for shareholders, as we expand our operating system for financial wellness, enabling our clients to attain better financial outcomes through better intelligence,” concluded Mr. Bergman.

Financial Results for the Second Quarter of 2018:

Total revenues increased 20% to $201.1 million in the three months ended June 30, 2018 from $167.4 million in the three months ended June 30, 2017. Revenues for FolioDynamix, which the Company acquired in January 2018, were $17.3 million in the three months ended June 30, 2018. The Company’s total revenues in the three months ended June 30, 2018 were negatively impacted by $3.7 million due to the adoption of ASU 2014-09. Excluding the effect of these items, total revenues grew 12% in the three months ended June 30, 2018 compared to the prior year period.

Asset-based revenues were 59% of total revenues for the second quarter of 2018, consistent with the same period in 2017, and increased 19% from the prior year period. Subscription-based revenues increased 20% from the prior year period. Professional services and other non-recurring revenues increased 30% from the prior year period.

Total operating expenses for the second quarter of 2018 increased 22% to $201.1 million from $164.7 million in the prior year period. Cost of revenues increased 21% to $67.6 million for the second quarter of 2018 from $55.7 million for the second quarter of 2017. Compensation and benefits increased 23% to $80.2 million for the second quarter of 2018 from $65.0 million for the prior year period. Compensation and benefits were 40% of total revenues for the second quarter of 2018, compared to 39% in the prior year period. General and administration expenses increased 20% to $34.1 million for the second quarter of 2018 from $28.5 million for the prior year period. General and administrative expenses were 17% of total revenues for the second quarter of 2018 consistent with the prior year period. FolioDynamix was a significant contributor to the year-over-year increase in cost of revenues, compensation and benefits, and general and administrative expenses for the second quarter of 2018. Excluding FolioDynamix, operating expenses for the second quarter of 2018 increased 10% to $180.5 million.

Income from operations was $5 thousand for the second quarter of 2018 compared to income of $2.7 million for the second quarter of 2017. Net loss was $6.0 million for the second quarter of 2018 compared to a loss of $6.5 million for the second quarter of 2017. Net loss per diluted share attributable to Envestnet, Inc. was $0.12 per diluted share for the second quarter of 2018 compared to a loss of $0.15 per diluted share for the second quarter of 2017.

Adjusted EBITDA(1) for the second quarter of 2018 increased 18% to $34.8 million from $29.5 million for the prior year period. Adjusted Net Income(1) increased 47% for the second quarter of 2018 to $19.3 million from $13.1 million for the prior year period. Adjusted Net Income per Diluted Share(1) for the second quarter of 2018 increased 41% to $0.41 from $0.29 in the second quarter of 2017.

Outlook

The Company provided the following outlook for the third quarter ended September 30, 2018 and full year ended December 31, 2018. This outlook is based on the market value of assets on June 30, 2018.

In Millions Except Adjusted EPS	3Q 2018			FY 2018
GAAP:
Revenues:
Asset-based	$118.5	-	$119.5		-
Subscription-based	76.0	-	77.0		-
Total recurring revenues	$194.5		$196.5
Professional services and other revenues	7.5	-	8.5		-
Total revenues	$202.0	-	$205.0	$812.0	-	$818.0

Cost of revenues	$65.0	-	$66.5		-
Net Income		-			-

Diluted shares outstanding		47.5			-
Net Income per Diluted Share		-			-

Non-GAAP:
Adjusted EBITDA(1)	$40.0	-	$41.0	$153.0	-	$156.0
Adjusted Net Income per Diluted Share(1)		$ 0.50		$ 1.85	-	$ 1.89

The Company does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss second quarter 2018 financial results today at 5:00 p.m. ET. The live webcast can be accessed from Envestnet’s investor relations website at http://ir.envestnet.com/. The call can also be accessed live over the phone by dialing (800)  239-9838, or for international callers (323) 794-2551. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 2732311. The dial-in replay will be available for one week and the webcast replay will be available for one month following the date of the conference call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of intelligent systems for wealth management and financial wellness. Envestnet's unified technology enhances advisor productivity and strengthens the wealth management process. Envestnet empowers enterprises and advisors to more fully understand their clients and deliver better outcomes.

Envestnet enables financial advisors to better manage client outcomes and strengthen their practices. Institutional-quality research and advanced portfolio solutions are provided through Envestnet | PMC, our Portfolio Management Consultants group. Envestnet | Yodlee is a leading data aggregation and data analytics platform powering dynamic, cloud-based innovation for digital financial services. Envestnet | Tamarac provides leading rebalancing, reporting, and practice management software for advisors. Envestnet | Retirement Solutions provides retirement advisors with an integrated platform that combines leading practice management technology, research and due diligence, data aggregation, compliance tools, fiduciary solutions and intelligent managed account solutions.

More than 88,000 advisors and more than 3,500 companies including: 15 of the 20 largest U.S. banks, 43 of the 50 largest wealth management and brokerage firms, over 500 of the largest Registered Investment Advisers, and hundreds of Internet services companies, leverage Envestnet technology and services. Envestnet solutions enhance knowledge of the client, accelerate client on-boarding, improve client digital experiences, and help drive better outcomes for enterprises, advisors, and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, accretion on contingent consideration and purchase liability, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation related expense, foreign currency, non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest.

“Adjusted net income” represents net income (loss) before deferred revenue fair value adjustment, accretion on contingent consideration and purchase liability, non-cash interest expense, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, litigation related expense, foreign currency,  non-income tax expense adjustment, loss allocation from equity method investment and loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income.

“Adjusted net income per diluted share” represents adjusted net income divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures on pages 8-10 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenues, net income or net income per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the third quarter and full year of 2018, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements.  Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the possibility that the anticipated benefits of the Company’s acquisition of FolioDynamix will not be realized to the extent or when expected, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, the concentration of nearly all of our revenues from the delivery of our solutions and services to clients in the financial services industry,  our reliance on a limited number of clients for a material portion of our revenue, the renegotiation of fee percentages or termination of our services by our clients, our ability to identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies, the impact of market and economic conditions on revenues, our inability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner, our ability to expand our relationships with existing customers, grow the number of customers and derive revenue from new offerings such as our data analytics solutions and market research services and premium financial applications (“FinApps”), compliance failures, adverse judicial or regulatory proceedings against us, liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest, changes in laws and regulations, including tax laws and regulations, general economic conditions, political and regulatory conditions, the impact of fluctuations in market condition and interest rates on the demand for our products and services and the value of assets under management or administration, the impact of market conditions on our ability to issue debt and equity, the impact of fluctuations in interest rates on our cost of borrowing, our financial performance, the results of our investments in research and development, our data center and other infrastructure, our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information, failure of our systems to work properly, our ability to realize operating efficiencies, the advantages of our solutions as compared to those of others, the failure to protect our intellectual property rights, our ability to establish and maintain intellectual property rights, our ability to retain and hire necessary employees and appropriately staff our operations, and management’s response to these factors.  More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of August 7,  2018 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$134,032	$60,115
Fees receivable, net	64,164	51,522
Prepaid expenses and other current assets	22,721	19,470
Total current assets	220,917	131,107

Property and equipment, net	40,397	35,909
Internally developed software, net	29,257	22,174
Intangible assets, net	313,743	222,731
Goodwill	526,955	432,955
Other non-current assets	23,907	17,176
Total assets	$1,155,176	$862,052

Liabilities and Equity
Current liabilities:
Accrued expenses and other liabilities	$109,537	$105,897
Accounts payable	21,133	11,097
Contingent consideration	707	2,115
Deferred revenue	25,739	21,246
Total current liabilities	157,116	140,355

Convertible Notes due 2019	162,299	158,990
Convertible Notes due 2023	289,562	-
Revolving credit facility	-	81,168
Contingent consideration	-	666
Deferred revenue	7,929	12,047
Deferred rent and lease incentive	17,334	15,185
Deferred tax liabilities, net	2,154	969
Other non-current liabilities	16,744	15,102
Total liabilities	653,138	424,482

Redeemable units in ERS	900	900

Equity:
Stockholders’ equity	500,434	436,272
Non-controlling interest	704	398
Total liabilities and equity	$1,155,176	$862,052

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Asset-based	$118,111	$98,959	$239,264	$193,121
Subscription-based	71,779	59,802	141,474	117,712
Total recurring revenues	189,890	158,761	380,738	310,833
Professional services and other revenues	11,226	8,656	18,389	14,370
Total revenues	201,116	167,417	399,127	325,203

Operating expenses:
Cost of revenues	67,627	55,735	130,561	104,961
Compensation and benefits	80,210	64,996	163,750	130,528
General and administration	34,089	28,478	66,818	59,025
Depreciation and amortization	19,185	15,465	38,731	31,300
Total operating expenses	201,111	164,674	399,860	325,814

Income (loss) from operations	5	2,743	(733)	(611)
Other expense, net	(5,430)	(4,369)	(10,684)	(9,852)
Loss before income tax provision (benefit)	(5,425)	(1,626)	(11,417)	(10,463)

Income tax provision (benefit)	566	4,844	(13,428)	9,142

Net income (loss)	(5,991)	(6,470)	2,011	(19,605)
Add: Net loss attributable to non-controlling interest	465	—	567	—
Net income (loss) attributable to Envestnet, Inc.	$(5,526)	$(6,470)	$2,578	$(19,605)

Net income (loss) per share attributable to Envestnet, Inc.:
Basic	$(0.12)	$(0.15)	$0.06	$(0.45)

Diluted	$(0.12)	$(0.15)	$0.05	$(0.45)

Weighted average common shares outstanding:
Basic	45,247,331	43,855,479	44,963,735	43,513,074

Diluted	45,247,331	43,855,479	47,156,205	43,513,074

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended
	June 30,
	2018	2017
OPERATING ACTIVITIES:
Net income (loss)	$2,011	$(19,605)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	38,731	31,300
Deferred rent and lease incentive	1,069	583
Provision for doubtful accounts	924	341
Deferred income taxes	(17,093)	6,524
Stock-based compensation expense	18,971	15,403
Non-cash interest expense	5,630	4,853
Accretion on contingent consideration and purchase liability	196	304
Payments of contingent consideration	-	(357)
Loss allocation from equity method investment	811	702
Loss on disposal of fixed assets	10	69
Changes in operating assets and liabilities, net of acquisitions:
Fees and other receivables	(8,204)	(5,639)
Prepaid expenses and other current assets	(3,426)	(2,681)
Other non-current assets	(2,450)	(514)
Accrued expenses and other liabilities	(5,448)	(752)
Accounts payable	4,166	(184)
Deferred revenue	3,478	1,818
Other non-current liabilities	1,578	3,022
Net cash provided by operating activities	40,954	35,187

INVESTING ACTIVITIES:
Purchase of property and equipment	(9,569)	(9,181)
Capitalization of internally developed software	(10,622)	(5,651)
Acquisition of business	(188,345)	-
Net cash used in investing activities	(208,536)	(14,832)

FINANCING ACTIVITIES:
Proceeds from issuance of Convertible Notes due 2023	345,000	-
Debt issuance costs	(9,488)	-
Proceeds from borrowings on revolving credit facility	195,000	25,000
Payments on revolving credit facility	(276,168)	(25,000)
Payment of Term Notes	-	(35,862)
Payments of definite consideration	-	(445)
Payments of contingent consideration	(2,193)	(1,929)
Payments of purchase consideration liabilities	-	(235)
Proceeds from exercise of stock options	2,540	2,617
Purchase of treasury stock for stock-based tax withholdings	(14,395)	(9,650)
Issuance of restricted stock	3	4
Net cash provided by (used in) financing activities	240,299	(45,500)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(572)	283

INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	72,145	(24,862)

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF PERIOD	62,115	54,592

CASH, CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (a)	$134,260	$29,730

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the consolidated balance sheet:
Current Assets:
Cash and cash equivalents	$134,032	$27,730
Restricted cash included in prepaid expenses and other current assets	228	2,000
Total cash, cash equivalents and restricted cash	$134,260	$29,730

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except share and per share information)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

Total revenues	$201,116	$167,417	$399,127	$325,203
Deferred revenue fair value adjustment	62	52	66	105
Adjusted revenues	$201,178	$167,469	$399,193	$325,308

Net income (loss)	$(5,991)	$(6,470)	$2,011	$(19,605)
Add (deduct):
Deferred revenue fair value adjustment	62	52	66	105
Interest income	(374)	(29)	(784)	(50)
Interest expense	5,992	3,877	11,228	8,813
Accretion on contingent consideration and purchase liability	95	148	196	304
Income tax provision (benefit)	566	4,844	(13,428)	9,142
Depreciation and amortization	19,185	15,465	38,731	31,300
Non-cash compensation expense	10,476	7,945	18,971	15,403
Restructuring charges and transaction costs	3,345	2,249	5,937	5,627
Severance	1,049	338	3,861	663
Litigation related expense	-	52	-	1,033
Foreign currency	(339)	122	(571)	412
Non-income tax expense adjustment	27	414	(101)	1,163
Loss allocation from equity method investment	151	417	811	702
Loss attributable to non-controlling interest	515	101	584	351
Adjusted EBITDA	$34,759	$29,525	$67,512	$55,363

Net income (loss)	$(5,991)	$(6,470)	$2,011	$(19,605)
Income tax provision (benefit) (1)	566	4,844	(13,428)	9,142
Loss before income tax provision	(5,425)	(1,626)	$(11,417)	$(10,463)
Add (deduct):
Deferred revenue fair value adjustment	62	52	66	105
Accretion on contingent consideration and purchase liability	95	148	196	304
Non-cash interest expense	3,032	1,331	4,900	4,853
Non-cash compensation expense	10,476	7,945	18,971	15,403
Restructuring charges and transaction costs	3,345	2,249	5,937	5,627
Severance	1,049	338	3,861	663
Amortization of acquired intangibles	13,419	10,371	27,354	20,956
Litigation related expense	-	52	-	1,033
Foreign currency	(339)	122	(571)	412
Non-income tax expense adjustment	27	414	(101)	1,163
Loss allocation from equity method investment	151	417	811	702
Loss attributable to non-controlling interest	515	101	584	351
Adjusted net income before income tax effect	26,407	21,914	50,591	41,109
Income tax effect (2)	(7,130)	(8,766)	(13,660)	(16,444)
Adjusted net income	$19,277	$13,148	$36,931	$24,665

Basic number of weighted-average shares outstanding	45,247,331	43,855,479	44,963,735	43,513,074
Effect of dilutive shares:
Options to purchase common stock	1,325,947	1,597,746	1,360,300	1,670,493
Unvested restricted stock units	643,319	473,892	832,170	551,227
Diluted number of weighted-average shares outstanding	47,216,597	45,927,117	47,156,205	45,734,794

Adjusted net income per share - diluted	$0.41	$0.29	$0.78	$0.54

(1) For the three months ended June 30, 2018 and 2017, the effective tax rate computed in accordance with US GAAP equaled (10.4%) and (297.9%), respectively. For the six months ended June 30, 2018 and 2017, the effective tax rate computed in accordance with US GAAP equaled 117.6% and (87.4%), respectively.

(2) An estimated normalized effective tax rate of 27% has been used to compute adjusted net income for the three and six months ended June 30, 2018. An estimated normalized effective tax rate of 40% has been used to compute adjusted net income for the three and six months ended June 30, 2017.

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

Segment Information

(in thousands)

(unaudited)

	Three Months Ended June 30, 2018
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Total revenues	$156,928	$44,188	$—	$201,116
Deferred revenue fair value adjustment	60	2	—	62
Adjusted revenues	$156,988	$44,190	$—	$201,178

Income (loss) from operations	$16,359	$(3,296)	$(13,058)	$5
Add:
Deferred revenue fair value adjustment	60	2	—	62
Accretion on contingent consideration and purchase liability	95	—	—	95
Depreciation and amortization	11,026	8,159	—	19,185
Non-cash compensation expense	5,080	2,936	2,460	10,476
Restructuring charges and transaction costs	188	403	2,754	3,345
Non-income tax expense adjustment	27	—	—	27
Severance	1,049	—	—	1,049
Loss attributable to non-controlling interest	515	—	—	515
Adjusted EBITDA	$34,399	$8,204	$(7,844)	$34,759

	Three Months Ended June 30, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Total revenues	$129,372	$38,045	$—	$167,417
Deferred revenue fair value adjustment	7	45	—	52
Adjusted revenues	$129,379	$38,090	$—	$167,469

Income (loss) from operations	$15,811	$(5,635)	$(7,433)	$2,743
Add:
Deferred revenue fair value adjustment	7	45	—	52
Accretion on contingent consideration and purchase liability	148	—	—	148
Depreciation and amortization	6,361	9,104	—	15,465
Non-cash compensation expense	4,218	2,721	1,006	7,945
Restructuring charges and transaction costs	600	—	1,649	2,249
Non-income tax expense adjustment	414	—	—	414
Severance	307	15	16	338
Litigation related expense	—	52	—	52
Other loss	—	—	18	18
Loss attributable to non-controlling interest	101	—	—	101
Adjusted EBITDA	$27,967	$6,302	$(4,744)	$29,525

	Six Months Ended June 30, 2018
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Total revenues	$312,916	$86,211	$—	$399,127
Deferred revenue fair value adjustment	58	8	—	66
Adjusted revenues	$312,974	$86,219	$—	$399,193

Income (loss) from operations	$32,220	$(7,705)	$(25,248)	$(733)
Add (deduct):
Deferred revenue fair value adjustment	58	8	—	66
Accretion on contingent consideration and purchase liability	196	—	—	196
Depreciation and amortization	22,499	16,232	—	38,731
Non-cash compensation expense	9,134	5,400	4,437	18,971
Restructuring charges and transaction costs	225	603	5,109	5,937
Non-income tax expense adjustment	(101)	—	—	(101)
Severance	3,478	383	—	3,861
Loss attributable to non-controlling interest	584	—	—	584
Adjusted EBITDA	$68,293	$14,921	$(15,702)	$67,512

	Six Months Ended June 30, 2017
	Envestnet	Envestnet | Yodlee	Nonsegment	Total

Total revenues	$250,690	$74,513	$—	$325,203
Deferred revenue fair value adjustment	36	69	—	105
Adjusted revenues	$250,726	$74,582	$—	$325,308

Income (loss) from operations	$29,322	$(13,343)	$(16,590)	$(611)
Add:
Deferred revenue fair value adjustment	36	69	—	105
Accretion on contingent consideration and purchase liability	304	—	—	304
Depreciation and amortization	12,782	18,518	—	31,300
Non-cash compensation expense	7,892	5,462	2,049	15,403
Restructuring charges and transaction costs	695	—	4,932	5,627
Non-income tax expense adjustment	1,163	—	—	1,163
Severance	423	224	16	663
Litigation related expense	—	1,033	—	1,033
Other loss	—	—	25	25
Loss attributable to non-controlling interest	351	—	—	351
Adjusted EBITDA	$52,968	$11,963	$(9,568)	$55,363

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except accounts and advisors)

(unaudited)

	As of
	June 30,	September 30,	December 31,	March 31,	June 30,
	2017	2017	2017	2018	2018
	(in millions except accounts and advisors data)
Platform Assets
Assets Under Management (AUM)	$122,543	$131,809	$141,518	$143,945	$148,537
Assets Under Administration (AUA)	271,450	293,963	308,480	353,379	360,850
Subtotal AUM/A	393,993	425,772	449,998	497,324	509,387
Subscription	1,099,775	1,161,893	1,253,528	2,076,382	2,167,084
Total Platform Assets	$1,493,768	$1,587,665	$1,703,526	$2,573,706	$2,676,471
Platform Accounts
AUM	614,973	652,060	685,925	724,774	759,926
AUA	1,083,417	1,145,050	1,217,697	1,389,489	1,417,795
Subtotal AUM/A	1,698,390	1,797,110	1,903,622	2,114,263	2,177,721
Subscription	4,846,596	4,944,640	5,054,015	7,985,777	8,042,900
Total Platform Accounts	6,544,986	6,741,750	6,957,637	10,100,040	10,220,621
Advisors
AUM/A	38,498	40,379	40,485	44,790	44,900
Subscription	24,499	24,501	25,566	43,037	43,700
Total Advisors	62,997	64,880	66,051	87,827	88,600

The following tables summarize the changes in AUM and AUA for the three months ended June 30, 2018:

In Millions Except Accounts	3/31/2018	Gross Sales	Redemp- tions	Net Flows	Market Impact	Reclass to Subscription	6/30/2018

Assets under Management (AUM)	$143,945	$13,859	$(8,138)	$5,721	$987	$(2,116)	$148,537
Assets under Administration (AUA)	353,379	27,015	(23,186)	3,829	5,022	(1,380)	360,850
Total AUM/A	$497,324	$40,874	$(31,324)	$9,550	$6,009	$(3,496)	$509,387

Fee-Based Accounts	2,114,263			65,515		(2,057)	2,177,721

The above AUM/A gross sales figures include $5.1 billion in new client conversions. The Company onboarded an additional $31.0 billion in subscription conversions during the second quarter, bringing total conversions for the quarter to $36.1 billion.